                                                                    EXHIBIT 99.3


                        INCENTIVE STOCK OPTION AGREEMENT

                 AGREEMENT made this 23rd day of November, 1993, between HUGOTON ENERGY CORPORATION, a Kansas corporation (the "Company"), and W. MARK WOMBLE ("Employee").

                 To carry out the purposes of the HUGOTON ENERGY CORPORATION 1993 STOCK OPTION PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of the common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

         1. Grant or Option. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 30,000 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. Exercise of this Option is subject to, and contingent upon, approval of the Plan by the stockholders of the Company on or before 12 months after the date the Plan was adopted by the Board of Directors of the Company. This Option is intended to constitute an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $10.00 per share, which has been determined to be the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. Vesting and Exercise of Option. The Option granted hereunder shall vest as follows:

                 (a) the option to purchase 25% of the shares covered herein shall vest six (6) months after the initial public offering of the Stock of the Company (the "IPO");
                 (b) the option to purchase 25% of the shares covered herein shall vest twelve (12) months after the IPO;
                 (c) the option to purchase 25% of the shares covered herein shall vest twenty-four (24) months after the IPO; and
                 (d) the option to purchase 25% of the shares covered herein shall vest thirty-six (36) months after the IPO.

                 Subject to the earlier expiration of this Option as herein provided, this Option may be exercised by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer. The options granted hereunder must be exercised within eighteen (18) months after the date they become vested or they will expire worthless, i.e. options relating to the twenty-five percent (25%) of the shares that become vested six (6) months after the IPO must be exercised within twenty-four (24) months after the IPO.

                 This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution. and may be exercised only by Employee during Employee's lifetime. This option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

                 (a) If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(c)(3) of the Code), this Option may be exercised in full (whether or not the option is fully vested) by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

                 (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full (whether or not the option is fully vested) at any time during the period of one year following the date of Employee's death.

                 (c) If Employee's employment with the Company terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates without the written consent of the Company or is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only to the extent the Option was vested and only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates. For purposes of this Agreement, "CAUSE" shall mean Employee's gross negligence or willful misconduct in performance of the duties of his employment, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude.

                 The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof, rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         5. Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

                 Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

         7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                         HUGOTON ENERGY CORPORATION



                                        By: /s/ FLOYD C. WILSON
                                           -----------------------------------
                                                Floyd C. Wilson
                                           -----------------------------------

                                        /s/ W. MARK WOMBLE
                                        --------------------------------------
                                        W. Mark Womble